Exhibit 23(a)(2)

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         PIONEER GLOBAL HIGH YIELD FUND

     The undersigned, being at least a majority of the Trustees of Pioneer Global High Yield Fund (hereby renamed, "Pioneer Series Trust VII"), a Delaware statutory trust (the "Trust"), acting pursuant to Article V, Section 1 and
Article IX, Section 8 of the Agreement and Declaration of Trust, dated May 5, 2001, as amended (the "Declaration"), do hereby amend the Declaration as follows, such amendment to be effective on the date hereof:

     1. The Declaration is hereby amended to change the name of the Trust from "Pioneer Global High Yield Fund" to "Pioneer Series Trust VII." All corresponding references to the Trust as "Pioneer Global High Yield Fund" in the Declaration are hereby deleted and replaced with "Pioneer Series Trust VII." All references to the Trust's single Series shall remain "Pioneer Global High Yield Fund."

     2. The two new additional series of the Trust established and designated hereby are: Pioneer Global Aggregate Bond Fund and Pioneer Global Diversified Equity Fund (each, a "Fund").

     3. Each Fund shall have six (6) classes of shares, which shall be designated Class A Shares, Class B Shares, Class C Shares, Class R Shares, Class Y Shares, and Class Z Shares.

     4. Class A Shares, Class B Shares, Class C Shares, Class R Shares, Class Y Shares, and Class Z Shares of each Fund shall each be entitled to all of the rights and preferences accorded to such Shares under the Declaration.

     5. The purchase price of Class A Shares, Class B Shares, Class C Shares, Class R Shares, Class Y Shares and Class Z Shares, the method of determining the net asset value of Class A Shares, Class B Shares, Class C Shares, Class R Shares, Class Y Shares and Class Z Shares, and the relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares, Class R Shares, Class Y Shares, and Class Z Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.

     6. The Trustees, acting in their sole discretion, may determine that any Shares of the Fund issued are Class A Shares, Class B Shares, Class C Shares, Class R Shares, Class Y Shares, Class Z Shares, or Shares of any other class of the Fund hereinafter established and designated by the Trustees.

     IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 10th day of July, 2007.


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

/s/ David R. Bock                                               /s/ Thomas J. Perna
____________________________________________                    ____________________________________________
 David R. Bock                                                   Thomas J. Perna
 as Trustee and not individually                                 as Trustee and not individually

/s/ Mary K. Bush                                                /s/ Marguerite A. Piret
____________________________________________                    ____________________________________________
 Mary K. Bush                                                    Marguerite A. Piret
 as Trustee and not individually                                 as Trustee and not individually

/s/ John F. Cogan, Jr.                                          /s/ Stephen K. West
____________________________________________                    ____________________________________________
 John F. Cogan, Jr.                                              Stephen K. West
 as Trustee and not individually                                 as Trustee and not individually

/s/ Margaret B.W. Graham                                        /s/ John Winthrop
____________________________________________                    ____________________________________________
 Margaret B.W. Graham                                            John Winthrop
 as Trustee and not individually                                 as Trustee and not individually

/s/ Daniel S. Kingsbury
____________________________________________
 Daniel S. Kingsbury
 as Trustee and not individually


                                                 The address of each Trustee is:

                                                     c/o Pioneer Investment Management, Inc.
                                                     60 State Street, Boston, Massachusetts 02109
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